Bioheart Announces Mike Tomas Appointed CEO

June 22, 2010 – Sunrise, FL - Bioheart, Inc., (BHRT.OB) the company that helps monitor, diagnose and treat heart failure and other cardiovascular diseases announced that Mike Tomas has been appointed President and Chief Executive Officer and member of the Board of Directors effective immediately. Dr. Karl Groth, who has been Bioheart’s President and Chief Executive Officer, will retain his position as Chairman of the Board of Directors.

Mr. Tomas (44) has been President for the past nine years of The ASTRI Group, an early stage private equity investment company in Florida with an investment in Bioheart since 2001.From 2003 to 2008 he served on Bioheart’s board as the independent representative of The ASTRI Group. ASTRI provides capital, business development and strategic marketing support to emerging private companies. Mr. Tomas will continue to serve as President of The ASTRI Group. He holds a Masters of Business Administration from the University of Miami and a Bachelors degree from Florida International University.

Mr. Tomas asserted, “I am confident that Bioheart’s products will save the lives of thousands of people with congestive heart failure, and it is my mandate to bring these to fruition.”

Dr. Groth stated “I am looking forward to working with Mike to make Bioheart the success it will be. Bioheart is positioned as the global leader in advancing regenerative medicine, and we have set the scientific and clinical standard for all others to follow.”

Peggy Farley has resigned as Chief Operating and Financial Officer effective July 1, 2010. Ms. Farley will retain her seat on the Board of Directors. A new Chief Financial Officer is to be announced shortly.

Bioheart also announced today that its founder, Howard Leonhardt, will return to the board. Mr. Leonhardt founded the company in 1999 and presently serves as Bioheart’s Chief Scientific and Technology Officer, and Chairman of the Scientific Advisory Board. Mr. Leonhardt will continue his focus on enhancing the Company’s existing technologies and strengthening its position as the leader within the cardiovascular arena of the stem cell therapy industry. Mr. Leonhardt will take the board seat vacated by Ms. Lee Jones as a result of her resignation from the nine member board of directors.

Mr. Leonhardt stated, “Mike is one of the most diligent and disciplined businessmen with whom I have worked. We served together on the board of advisors of Florida International University's Eugenio Pino & Family Global Entrepreneurship Center where Mike is the Chairman. Mike brings to Bioheart impressive credentials in business leadership and an intellect in biotechnology which is the formula at this juncture to take Bioheart to the next level.”

Tomas started his business career at the age of 17 with MCI and his success was the foundation for his career in business. After 17 years with MCI, he joined WorldCom where he was Chief Marketing Officer of Avantel, the $1 Billion joint venture between WorldCom and Grupo Financiero Banamex-Accival (now Citibank).In his time there, he was known for his ability to create effective marketing strategies and lead diverse teams to success.

A native of the Caribbean and a U.S. citizen living in Miami, Florida, Tomas has been recognized for his outstanding achievements in business and entrepreneurship. A seasoned businessman, he joined other retired MCI executives and helped raise $40 million in venture capital to form Ineto, an integrated customer communications software solution company, that was successfully sold in 2001.

A board member of numerous organizations, Tomas continues to make an impact on enterprise in South Florida. He sits on the boards of Perimeter Internetworking (SaaS which provides secure transfer of information systems for medical and financial institutions), Avisena (revenue cycle management for medical practices), and Total Home Health (Medicare-certified home care provider).   He is also a founding coach and mentor at the University of Miami’s Launch Pad entrepreneurship program at the Toppel Center.

Mr. Tomas’ extensive strategic development and board experience enhances the Bioheart Board of Directors’ skills in developing and planning the company’s growth.

Dr. Groth became Chairman and CEO of Bioheart in August of 2009 and has served as a member of the Board of Directors since January 2009. He is co-founder, along with Ms. Farley, of the Ascent Medical Technology Funds and since May 2000 has served as President and CEO of Ascent Private Equity, the General Partner of the funds, which is focused on investments in medical device, life science and biotechnology. Ms. Farley, who joined Bioheart’s Board of Directors in 2007, will continue to work with Dr. Groth and Douglas Owens, Bioheart’s Director of Clinical and Regulatory Affairs, as well as the Bioheart staff to develop Bioheart’s Centers of Excellence throughout the world. The centers provide Bioheart’s cell technologies to patients with cardiovascular diseases. She and that team will also drive the REGEN trial, the first US FDA approved clinical trial of a combination cell and gene therapy.

Bioheart announces that the date for its annual meeting of shareholders has been moved to November 17, 2010 in Broward County, Florida. Time and location will be released closer to the event.

About Bioheart, Inc.

Bioheart is committed to maintaining a leading position within the cardiovascular sector of the cell technology industry, delivering cell therapies, intelligent devices and biologics that help address congestive heart failure, lower limb ischemia, chronic heart ischemia, acute myocardial infarctions and other issues.  We work to prevent the worsening of any condition with devices that monitor and diagnose. Our goals are to enable damaged tissue to be regenerated, if possible, and to improve a patient's quality of life and reduce health care costs and hospitalizations.

Specific to biotechnology, we are focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage and peripheral vascular disease. MyoCell is a clinical muscle-derived cell therapy designed to populate regions of scar tissue within a patient's heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients.

For more information on Bioheart, visit www.bioheartinc.com.

Forward-Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Contact:

Fabianne Gershon, Consultant to Bioheart

917-627-4147

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